Exhibit 99.2

Unaudited Pro Forma Combined Financial Information

On February 19, 2021, AeroVironment, Inc. (the “Company” or “AeroVironment”) closed its acquisition of Arcturus UAV, Inc., a California corporation (“Arcturus UAV”) pursuant to the Stock Purchase Agreement (the “Arcturus Purchase Agreement”) with Arcturus UAV and each of the shareholders and other equity interest holders of Arcturus UAV (collectively, the “Arcturus Sellers”), to purchase 100% of the issued and outstanding equity of Arcturus UAV (the “Arcturus Acquisition”). Pursuant to the Arcturus Purchase Agreement, at the closing of the Arcturus Acquisition, the Company paid approximately $431,000,000 (subject to certain customary adjustments and escrow arrangements set forth in the Arcturus Purchase Agreement), financed with a combination of approximately $158,573,000 of cash-on-hand, $200,000,000 consisting of a term A loan (“Term Loan Facility”), and the issuance of approximately $72,384,000 of unregistered, restricted shares of common stock. As specified in the Arcturus Purchase Agreement, the number of shares issued was determined based on a value of $50,000,000 and a calculated average price as of the last business day prior to January 11, 2021, the execution date of the Arcturus Purchase Agreement. Arcturus UAV, headquartered in Petaluma, California, designs, engineers, tools, and manufactures unmanned aerial and aircraft systems including airborne platforms, payloads and payload integration, ground control systems, and ground support equipment and other items and services related generally to unmanned aircraft systems. Arcturus UAV became a wholly-owned subsidiary of the Company as of February 19, 2021.

The accompanying unaudited pro forma combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X. The historical consolidated financial information in the unaudited pro forma combined financial information has been adjusted to give effect to pro forma events including transaction accounting adjustments. The unaudited pro forma combined financial information does not give effect to any cost savings, operating synergies or revenue synergies that may result from the acquisition or the costs to achieve any synergies.

The following unaudited pro forma combined financial information presents the unaudited pro forma combined balance sheet as of January 30, 2021 and the unaudited pro forma combined statements of operations for the fiscal year ended April 30, 2020 and the nine months ended January 30, 2021. The unaudited pro forma combined financial information includes the historical results of AeroVironment and Arcturus UAV after giving pro forma effect to the acquisition as described in this section and under “Notes to Unaudited Pro Forma Combined Financial Information.”

The unaudited pro forma combined financial information do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The Company’s actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The assumed accounting for the acquisition is based on provisional amounts and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities of Arcturus UAV was based upon preliminary estimates of fair value. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma combined financial information.

AeroVironment, Inc.

Pro Forma Combined Balance Sheet (Unaudited)

As of January 30, 2021

(In thousands except share and per share data)

	Historical		Transaction Accounting Adjustments
			Reclass		Pro Forma		Pro Forma
	AeroVironment	Arcturus UAV	Adjustments		Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$324,543	$7,243	$—		$(97,304)	A,B,C,D	$234,482
Short-term investments	48,499	—	—		—		48,499
Accounts receivable, net of allowance for doubtful accounts of $565	26,621	13,424	(424)	1	—		39,621
Unbilled receivables and retentions (inclusive of related party unbilled receivables of $6,834)	61,084	—	424	1	—		61,508
Inventories	53,104	15,479	—		4,052	E	72,635
Prepaid expenses and other current assets	7,693	2,011	—		1,054	B,F	10,758
Prepaid income taxes	—	1,365	(1,365)	2	—		—
Total current assets	521,544	39,522	(1,365)		(92,198)		467,503
Long-term investments	11,222	—	—		—		11,222
Property and equipment, net	22,920	29,049	—		4,933	G	56,902
Operating lease right-of-use assets	11,281	—	—		11,429	F	22,710
Deferred income taxes	5,821	—	(1,288)	3	(4,300)	H	233
Intangibles, net	11,552	—	—		86,800	I	98,352
Goodwill	6,340	—	—		288,679	H,I	295,019
Other assets	312	1,150	—		8,586	J,D,K	10,048
Total assets	$590,992	$69,721	$(2,653)		$303,929		$961,989
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,837	$6,351	$112	4	$(3,241)	L	$19,059
Accrued expenses	—	3,770	(3,770)	4,5,6	—		—
Wages and related accruals	20,081	—	1,073	5	75,765	C	96,919
Customer advances	4,279	—	1,642	7	—		5,921
Current portion of long-term debt	—	329	—		9,671	M,N	10,000
Current operating lease liabilities	4,403	—	—		1,708	F	6,111
Income taxes payable	2,370	—	(1,365)	2	(363)	H	642
Deferred revenue	—	1,642	(1,642)	7	—		—
Other current liabilities	9,158	—	2,585	6	8,300	J	20,043
Total current liabilities	56,128	12,092	(1,365)		91,840		158,695
Long-term debt, net of current portion	—	3,594	—		183,821	M,N	187,415
Non-current operating lease liabilities	8,426	—	—		10,589	F	19,015
Other non-current liabilities	243	895	—		(900)	F	238
Deferred income taxes	—	1,288	(1,288)	3	—		—
Restricted stock units liability	—	15,741	—		(15,741)	O	—
Liability for uncertain tax positions	1,017	—	—		—		1,017
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares—10,000,000; none issued or outstanding	—	—	—		—		—
Common stock, $0.0001 par value:
Authorized shares—100,000,000
Issued and outstanding shares—24,676,485 shares	2	—	—		—		2
Additional paid-in capital	184,366	3,953	—		68,431	P,Q	256,750
Accumulated other comprehensive income	347	—	—		—		347
Retained earnings	340,475	32,158	—		(34,111)	F,H,Q,R	338,522
Total AeroVironment, Inc. stockholders’ equity	525,190	36,111	—		34,320		595,621
Noncontrolling interest	(12)	—	—		—		(12)
Total equity	525,178	36,111	—		34,320		595,609
Total liabilities and stockholders’ equity	$590,992	$69,721	$(2,653)		$303,929		$961,989

The accompanying notes are an integral part of the unaudited pro forma combined financial information.

AeroVironment, Inc.

Pro Forma Combined Statement of Operations (Unaudited)

For the nine months ended January 30, 2021

(In thousands except share and per share data)

	Historical		Transaction Accounting Adjustments
			Reclass		Pro Forma		Pro Forma
	AeroVironment	Arcturus UAV	Adjustments		Adjustments		Combined
Revenue:
Product sales	$182,233	$17,715	$—		$—		$199,948
Contract services (inclusive of related party revenue of $35,318)	76,664	60,819	—		—		137,483
	258,897	78,534	—		—		337,431
Cost of sales:
Product sales	102,039	10,685	—		—		112,724
Contract services	51,955	38,903	—		2,956	T,U	93,814
	153,994	49,588	—		2,956		206,538
Gross margin:
Product sales	80,194	7,030	—		—		87,224
Contract services	24,709	21,916	—		(2,956)		43,669
	104,903	28,946	—		(2,956)		130,893
Selling, general and administrative	42,640	24,879	—		(5,796)	W,BB	61,723
Research and development	36,710	593	—		—		37,303
Income (loss) from operations	25,553	3,474	—		2,840		31,867
Other income:
Interest income (expense), net	417	—	(185)	8	(3,433)	X,Y,Z	(3,201)
Interest income	—	23	(23)	8
Interest expense	—	(208)	208	8
Other (expense) income, net	68	(265)	—		—		(197)
Income (loss) before income taxes	26,038	3,024	—		(593)		28,469
Provision for income taxes	2,774	638	—		636	AA	4,048
Equity method investment loss, net of tax	(10,891)	—	—		—		(10,891)
Net income (loss)	12,373	2,386	—		(1,229)		13,530
Net loss attributable to noncontrolling interest	12	—	—		—		12
Net income (loss) attributable to AeroVironment, Inc.	$12,385	$2,386	$—		$(1,229)		$13,542
Net income per share attributable to AeroVironment, Inc.
Basic	$0.52						$0.55
Diluted	$0.51						$0.55
Weighted-average shares outstanding:
Basic	23,924,017				573,794	P	24,497,811
Diluted	24,216,371				573,794	P	24,790,165

The accompanying notes are an integral part of the unaudited pro forma combined financial information.

AeroVironment, Inc.

Pro Forma Combined Statement of Operations (Unaudited)

For the year ended April 30, 2020

(In thousands except share and per share data)

	Historical		Transaction Accounting Adjustments
			Reclass		Pro Forma		Pro Forma
	AeroVironment	Arcturus UAV	Adjustments		Adjustments		Combined
Revenue:
Product sales	$256,758	$25,451	$—		$—		$282,209
Contract services (inclusive of related party revenue of $60,864)	110,538	62,022	—		—		172,560
	367,296	87,473	—		—		454,769
Cost of sales:
Product sales	139,131	21,561	—		1,013	S	161,705
Contract services	75,063	38,372	—		8,368	T,U,V	121,803
	214,194	59,933	—		9,381		283,508
Gross margin:
Product sales	117,627	3,890	—		(1,013)		120,504
Contract services	35,475	23,650	—		(8,368)		50,757
	153,102	27,540	—		(9,381)		171,261
Selling, general and administrative	59,490	8,963	—		14,460	W,CC	82,913
Research and development	46,477	414	—		—		46,891
Income (loss) from operations	47,135	18,163	—		(23,841)		41,457
Other income:
Interest income (expense), net	4,828	—	(252)	9	(4,769)	X,Y,Z	(193)
Interest income	—	24	(24)	9	—		—
Interest expense	—	(276)	276	9	—		—
Other (expense) income, net	707	(201)	—		—		506
Income (loss) before income taxes	52,670	17,710	—		(28,610)		41,770
Provision for (benefit from) income taxes	5,848	4,900	—		(6,580)	AA	4,168
Equity method investment loss, net of tax	(5,487)	—	—		—		(5,487)
Net income (loss) from continuing operations	41,335	12,810	—		(22,030)		32,115
Discontinued operations:
Loss on sale of business, net of tax benefit of $76	(265)	—	—		—		(265)
Net loss from discontinued operations	(265)	—	—		—		(265)
Net income (loss)	41,070	12,810	—		(22,030)		31,850
Net loss attributable to noncontrolling interest	4	—	—		—		4
Net income (loss) attributable to AeroVironment, Inc.	$41,074	$12,810	$—		$(22,030)		$31,854
Net income (loss) per share attributable to AeroVironment, Inc.—Basic
Continuing operations	$1.74						$1.32
Discontinued operations	(0.01)						(0.01)
Net income per share attributable to AeroVironment, Inc.—Basic	$1.73						$1.31
Net income (loss) per share attributable to AeroVironment, Inc.—Diluted
Continuing operations	$1.72						$1.30
Discontinued operations	(0.01)						(0.01)
Net income per share attributable to AeroVironment, Inc.—Diluted	$1.71						$1.29
Weighted-average shares outstanding:
Basic	23,806,208				573,794	P	24,380,002
Diluted	24,088,167				573,794	P	24,661,961

The accompanying notes are an integral part of the unaudited pro forma combined financial information

Notes to Unaudited Pro Forma Combined Financial Information.

Note 1 – Basis of Presentation

In May 2020, the SEC adopted Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (the “Final Rule”). The Final Rule was effective on January 1, 2021. The unaudited pro forma combined financial information is presented in accordance with the Final Rule.

The unaudited pro forma combined balance sheet as of January 30, 2021 combines the historical unaudited consolidated balance sheet of the Company as of January 30, 2021 and the historical audited balance sheet of Arcturus UAV as of December 31, 2020, giving effect to the acquisition as if it had occurred on January 30, 2021. The unaudited pro forma combined statements of operations for the nine months ended January 30, 2021 and fiscal year ended April 30, 2020 gives effect to the acquisition as if it had been completed on May 1, 2019.

The unaudited pro forma combined statement of operations for the nine months ended January 30, 2021 is prepared using the Company’s historical unaudited consolidated statement of operations for the nine months ended January 30, 2021. The unaudited pro forma combined statement of operations for the fiscal year ended April 30, 2020 is prepared using the Company’s historical audited consolidated statement of operations for the fiscal year ended April 30, 2020. As the fiscal year ends for the Company and Arcturus UAV differ by greater than 93 days, Arcturus UAV’s historical statements of operations are recast in accordance with Rule 11-02(c)(3). Arcturus UAV’s statement of operations for the nine months ended January 30, 2020 is recast using the audited statement of operations for the fiscal year ended December 31, 2020 and subtracting the unaudited three months ended March 31, 2020. Arcturus UAV’s statement of operations for the twelve months ending April 30, 2020 is recast using the audited statement of operations for the fiscal year ended December 31, 2019, adding the unaudited results of operations for the three months ended March 31, 2020, and removing the unaudited results of operations for the three months ended March 31, 2019.

Adjustments included in the column under the heading “Transaction accounting adjustments” in the unaudited pro forma combined financial information depict the accounting for the acquisition required by U.S. GAAP. Transaction accounting adjustments reflect the application of required accounting to the acquisition, applying the effects of the acquisition of Arcturus UAV to the Company’s historical financial information. Certain of Arcturus UAV’s historical amounts have been reclassified to conform to the Company’s financial statement presentation, as discussed further in Note 5. The unaudited pro forma combined financial information should be read in conjunction with (1) the Company’s historical unaudited consolidated financial statements and the notes thereto included in its Quarterly Report on Form 10-Q for the three and nine months ended January 30, 2021 filed with the SEC on March 10, 2021; (2) the historical audited consolidated financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2020 as filed with the SEC on June 24, 2020; and (3) Arcturus UAV’s historical audited financial statements as of and for the year ended December 31, 2020 and the notes thereto incorporated by reference within Exhibit 99.1 in this Form 8-K/A.

In accordance with Accounting Standard Codification 805, Business Combinations (“ASC 805”), the acquisition will be accounted for using the acquisition method of accounting with the Company as the accounting acquirer and Arcturus UAV as the accounting acquiree. The transaction accounting adjustments for the acquisition consist of those necessary to account for the acquisition. Certain valuations and assessments, including valuations of inventory, property, plant and equipment, intangible assets, and liabilities are still in process. The estimated fair values assigned to the accompanying unaudited pro forma combined financial information is preliminary and represent our current best estimate of fair value and are subject to revision as valuations and other information is finalized. Changes to the fair values of the assets and liabilities between the preliminary estimates and final purchase accounting could have a material impact on the accompanying unaudited pro forma combined financial information.

The unaudited pro forma combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The Company’s actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Note 2 – Reclassifications and Conforming Accounting Policies

The accounting policies used in the preparation of this unaudited pro forma combined financial information are those set out in the Company’s consolidated financial statements as of and for the year ended April 30, 2020. Management has determined that certain adjustments, including those described herein and in Notes 5 and 6, are necessary to conform Seller’s (Arcturus UAV) financial statements to the accounting policies and financial statement presentation used by the Company in the preparation of the unaudited pro forma combined financial information.

The Company adopted FASB Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), and several amendments codified as ASC 842, on May 1, 2019 while Arcturus UAV was not required to adopt this standard at the time of the Acquisition. The primary impact of adopting ASC 842 relates to the recognition of right-of-use assets and lease liabilities on the unaudited pro forma combined balance sheet. The unaudited pro forma combined balance sheet as of January 30, 2021 has been adjusted to recognize operating right-of-use assets and operating lease liabilities.

The Company adopted ASU 2016-13, Financial Instruments - Credit Losses (Topic 326) on May 1, 2019 while Arcturus UAV was not required to adopt this standard at the time of the Acquisition. The current expected credit loss (“CECL”) model under this standard results in earlier recognition of credit losses for loans, investment securities, and purchased financial assets with credit deterioration. The unaudited pro forma combined financial information has been prepared to reflect the adoption of this standard.

The Company will continue to conduct a review of Arcturus UAV’s accounting policies during its integration in an effort to determine if there are any material differences that require Reclassified Arcturus UAV’s revenues, expenses, assets or liabilities to conform to the Company’s accounting policies and classifications. As a result of that review, the Company may identify further differences between the accounting policies of the two companies that, when conformed, could have a material impact on the pro forma combined financial information.

Note 3 - Estimated Purchase Price Consideration

Pursuant to the Arcturus Purchase Agreement, at the closing of the Arcturus Acquisition, the Company paid approximately $431,000,000 (subject to certain customary adjustments and escrow arrangements set forth in the Arcturus Purchase Agreement), financed with a combination of approximately $159,000,000 of cash-on-hand, $200,000,000 of financing pursuant to the Term Loan Facility, and the issuance of approximately $72,384,000 of unregistered, restricted shares of common stock. As specified in the Arcturus Purchase Agreement, the number of shares issued was determined based on a value of $50,000,000 and a calculated average price as of the last business day prior to execution of the Arcturus Purchase Agreement.

The final cash consideration is subject to certain customary adjustments, including for net working capital, cash, debt and unpaid transaction expenses (including change in control related payments triggered by the transaction) of Arcturus UAV at the Arcturus Closing, less $6,500,000 to be held in escrow to address final purchase price adjustments post-Arcturus Closing, if any (the “Adjustment Escrow”), and $1,822,500 to be held in escrow to address Arcturus UAV’s and/or the Arcturus Sellers’ indemnification obligations (the “Indemnification Escrow”). The Adjustment Escrow, less any negative post-Closing adjustment to the cash consideration paid at Closing, is to be released to the Arcturus Sellers upon completion of the post-Arcturus Closing purchase price adjustment process; the Indemnification Escrow, less any amounts paid or reserved, is to be released to the Arcturus Sellers 12 months following the Arcturus Closing.

Note 4 - Estimated Consideration and Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Arcturus UAV are recorded at the acquisition date fair values and consolidated with those of the Company. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition. For the preliminary estimate of fair values of assets acquired and liabilities assumed of Arcturus UAV, the Company utilized discounted cash flow analysis, which were based on the Company’s preliminary estimates of future sales, earnings and cash flows after considering such factors as general market conditions, anticipated customer demand, changes in working capital, long term business plans and recent operating performance. This preliminary purchase price allocation has been used to prepare the Transaction accounting adjustments in the unaudited pro forma combined financial information. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations as described in more detail in the explanatory notes below. The final allocation is expected to be completed within the measurement period, as defined in ASC 805, and could differ materially from the preliminary allocation used in the Transaction accounting adjustments detailed below. The final allocation may include (1) changes in fair values of inventory and property, plant and equipment; (2) changes in allocations to identified intangible assets, such as technology, customer relationships, as well as goodwill and (3) other changes to assets acquired and liabilities assumed.

For purposes of this pro forma analysis, the above estimated consideration transferred has been allocated as follows based on a preliminary estimate of the fair value of assets and liabilities acquired (in thousands):

February 19,
2021
Fair value of consideration transferred:
Cash consideration, net of cash acquired	$358,573
Equity consideration	72,384
Total consideration	430,957

Fair value of assets acquired:
Accounts receivable	13,424
Inventories, net	19,531
Prepaid and other current assets	2,011
Property and equipment, net	33,982
Other assets	2,515
Technology intangible asset	20,500
Customer relationship intangible assets	66,300
Total assets acquired	158,263

Fair value of liabilities assumed:
Accounts payable	4,090
Accrued expenses	3,770
Deferred revenue	1,642
Other non-current liabilities	895
Deferred income taxes	5,588
Total liabilities assumed	15,985

Total identifiable net assets	142,278
Goodwill	288,679
Net assets acquired	$430,957

The pro forma net asset adjustments of Arcturus as shown above are further described below in Note 6.

Note 5 – Reclassifications

The following reclassifications were made as a result of the acquisition to conform to the Company’s presentation:

Pro Forma Unaudited Combined Balance Sheet as of January 30, 2021:

1.	Reclassified $424,000 from Accounts Receivable to Unbilled Receivables;
2.	Reclassified $1,365,000 from Prepaid income taxes to Income taxes payable;
3.	Reclassified $1,288,000 from Deferred income taxes – liability to Deferred income taxes - asset;
4.	Reclassified $112,000 from Accrued expenses to Accounts Payable
5.	Reclassified $1,073,000 from Accrued expenses to Wages and related accruals;
6.	Reclassified $2,585,000 from Accrued expenses to Other current liabilities;
7.	Reclassified $1,642,000 from Deferred revenue to Customer advances;

Pro Forma Unaudited Combined Statement of Operations for the nine months ended January 30, 2021:

8.	Reclassified $23,000 from Interest income and $208,000 from Interest expense to Interest income, net

Pro Forma Unaudited Combined Statement of Operations for the year ended April 30, 2020:

9.	Reclassified $24,000 from Interest income and $276,000 from Interest expense to Interest income, net

Note 6 - Transaction accounting adjustments

The unaudited pro forma combined financial information have been adjusted to reflect reclassifications of Arcturus UAV’s financial statements to conform to the Company’s financial statement presentation (as disclosed in Note 5), adjustments to historical book values of Arcturus UAV to their preliminary estimated fair values in accordance with the acquisition method of accounting, the assumption of Arcturus UAV’s liabilities and estimated direct transaction costs.

The Transaction accounting adjustments included in the unaudited pro forma combined financial information are as follows:

Pro Forma Unaudited Combined Balance Sheet as of January 30, 2021:

A.	Represents adjustments to the combined company cash and cash equivalents balance, including (i) cash consideration paid for the acquisition of Arcturus UAV of $365,816,000, (ii) proceeds from the term loan of $200,000,000 and (iii) payment of transaction fees and debt issuance costs of $7,160,000.
B.	Represents prepaid insurance premiums for a representations and warranties policy of $1,100,000.
C.	Represents the portion of cash paid at close related to payments made to employees subsequent to close via Arcturus payroll of $75,765,000. At acquisition, the Company assumed the liability and retained the cash related to the liability.
D.	Represents the related party receivable settled as part of the acquisition of $1,007,000.
E.	Represents estimated purchase accounting increase to the fair value of Inventories of $4,052,000.
F.	Reflects the recognition of right-of-use assets of $11,429,000, short-term lease liabilities of $1,708,000, long-term lease liabilities of $10,589,000, elimination of deferred rent liability of $900,000, rent expense of $14,000, and prepaid rent of $46,000 as a result of the adoption of ASC 842.
G.	Represents estimated purchase accounting increase to the fair value of Property and equipment, net of $4,933,000.
H.	Represents tax impact of the pro forma adjustments an increase of $4,252,000 to goodwill, included in total referenced in tickmark I, and $315,000 to retained earnings and a decrease of $4,300,000 to deferred tax assets and $363,000 to income taxes payable.
I.	Represents fair value of intangibles and goodwill in preliminary purchase price allocation discussed in Note 4 above.
J.	Represents restricted cash of $8,300,000 related to the consideration in escrow and related liability.
K.	Represents debt issuance costs allocated to the credit revolver of $1,293,000 recorded in Other assets.
L.	Represents the elimination of the Company and Arcturus UAV's accrued transaction costs of $3,241,000, which were paid on the acquisition date.
M.	Represents the retirement of Arcturus UAV’s short-term debt obligation of $329,000 and long-term debt obligation of $3,594,000.
N.	Represents the Company entering into the Term Loan Facility concurrent with the acquisition of Arcturus UAV as follows: current portion of long-term debt of $10,000,000 and long term debt, net of current portion of $190,000,000, net of debt issuance costs of $2,585,000.
O.	Represents removal of restricted stock unit (“RSU’s”) compensation liability of $15,741,000 related to preexisting equity arrangements. Holders of the RSU’s were paid as equity owners/sellers from the proceeds of the acquisition.
P.	Represents the issuance of 573,794 shares of the Company’s common stock, as purchase consideration.
Q.	Represents the elimination of Arcturus UAV’s historical equity.
R.	Represents the payment of the Company’s transaction costs incurred of $2,254,000.

Pro Forma Unaudited Combined Statement of Operations for the nine and twelve months ended January 30, 2021 and April 30, 2020, respectively:

S.	Represents the increase in cost of sales for products of $1,013,000 for the twelve months ended April 30, 2020 for the fair value increase to inventory related to products which are expected to result in sales to customers.
T.	Represents the increase in contract services cost of sales of $760,000 and $506,000 for the nine months ended January 30, 2021 and the twelve months ended April 30, 2020, respectively for the fair value increase to inventory which are expected to be placed into service as contractor-owned, contractor-operated fixed assets and depreciated over an estimated useful life of three years.
U.	Represents the amortization of the technology intangible assets based on an estimated useful life of 7 years over which the economic benefits of the intangible assets are expected to be realized. Amortization is $2,196,000 and $2,929,000 for the nine months ended January 30, 2021 and the twelve months ended April 30, 2020, respectively.
V.	Represents the incremental depreciation related to the increase in fair value of property and equipment. Contract service cost of sales is $4,933,000 for the twelve months ended April 30, 2020, respectively.
W.	Represents the amortization of customer relationship intangible assets based on the useful life of 5 years over which the economic benefits of the intangible assets are expected to be realized. Amortization is $9,945,000 and $13,260,000 for the nine months ended January 30, 2021 and the twelve months ended April 30, 2020, respectively.
X.	Represents the amortization of debt issuance costs incurred concurrent with the acquisition of Arcturus UAV of $582,000 and $776,000 for the nine months ended January 30, 2021 and the twelve months ended April 30, 2020, respectively.
Y.	Represents the interest expense incurred from the Term Loan Facility based on the interest rate of 2.18% of $3,059,000 and $4,269,000 for the nine months ended January 30, 2021 and the twelve months ended April 30, 2020, respectively. The interest on the term loan is based on a variable rate. An increase of 10% on the rate results in interest expense of $3,365,000 and $4,696,000 for the nine months ended January 30, 2021 and the twelve months ended April 30, 2020, respectively. A decrease of 10% on the rate results in interest expense of $2,753,000 and $3,842,000 for the nine months ended January 30, 2021 and the twelve months ended April 30, 2020, respectively.
Z.	Represents the elimination of the interest expense incurred from by Arcturus UAV of $208,000 and $276,000 for the nine months ended January 30, 2021 and the twelve months ended April 30, 2020, respectively.
AA.Represents the income tax provision impact of the pro forma adjustments of $636,000 and ($6,580,000) for the nine months ended January 30, 2021 and the twelve months ended April 30, 2020, respectively. The Company's tax expense on the pro forma adjustments is derived based on the applicable federal and blended state tax rates. This includes Arcturus's historical federal and blended state tax rate of 27.91%, AeroVironment's historical federal and blended state tax rate of 22.33% and the estimated combined group's federal and blended state tax rate of 23%.
BB.Represents removal of RSU’s compensation expense of $15,741,000 related to preexisting equity arrangements.  Holders of the RSU’s were paid as equity owners/sellers from the proceeds of the acquisition.
CC.Represents the nonrecurring employee retention bonus expense of $1,200,000 incurred during the six months following the acquisition date.